Exhibit 9

MATERIAL CHANGE REPORT UNDER

SECURITIES ACT (BRITISH COLUMBIA) SECTION 85(1) FORM 27
SECURITIES ACT (ALBERTA) SECTION 146(1) FORM 27
THE SECURITIES ACT (SASKATCHEWAN) SECTION 84(1) FORM 25
THE SECURITIES ACT (MANITOBA)
SECURITIES ACT (ONTARIO) SECTION 75(2) FORM 27
SECURITIES ACT (QUEBEC) SECTION 73
THE SECURITIES ACT (NEWFOUNDLAND) SECTION 76(2) FORM 26
SECURITIES ACT (NOVA SCOTIA) SECTION 81(2) FORM 27
SECURITY FRAUDS PREVENTION ACT (NEW BRUNSWICK)
SECURITIES ACT (PRINCE EDWARD ISLAND)
SECURITIES ACT (NORTHWEST TERRITORIES) SECTION 44
SECURITIES ACT (NUNAVUT) SECTION 44
SECURITIES ACT (YUKON)

1.	Reporting Issuer:

SYNSORB Biotech Inc. (“SYNSORB”)

2.	Date of Material Change:

March 7, 2003

3.	Press Release:

A press release was issued March 11, 2003 (as attached).

4.	Summary of Material Change:

SYNSORB announced on March 11, 2003 that it had signed definitive documentation on March 7, 2003 with an unrelated investing company that will see the former pharmaceutical research company transformed into an oil and gas enterprise. On January 6, 2003, SYNSORB had previously announced that the investing company would invest up to $3 million in SYNSORB and that SYNSORB had appointed Mr. David Tuer as a Director, the Chairman of the Board and the Chief Executive Officer of SYNSORB.

5.	Full Description of Material Change:

SYNSORB announced on March 11, 2003 that it had signed definitive documentation on March 7, 2003 with an unrelated investing company that will see the former pharmaceutical research company transformed into an oil and gas enterprise. On January 6, 2003, SYNSORB had previously announced that the investing company would invest up to $3 million in SYNSORB and that SYNSORB had appointed

Mr. David Tuer as a Director, the Chairman of the Board and the Chief Executive Officer of SYNSORB.

Completion of the financing is still subject to obtaining all regulatory approvals, including approval of the Toronto Stock Exchange, and approval of shareholders of SYNSORB at a meeting of shareholders to be held on April 3, 2003. In connection with this meeting, SYNSORB has mailed to its shareholders copies of an Information Circular dated March 7, 2003, which is accessible on SEDAR.

6.	Reliance on Subsection 146(2) of Securities Act (Alberta) or equivalent section:

N/A

7.	Omitted Information:

N/A

8.	Senior Officers:

Jim Silye, President of SYNSORB, may be contacted at (403) 283-5900 for further information.

9.	Statement of Senior Officer:

The foregoing accurately discloses the material change referred to herein.

SYNSORB BIOTECH INC

(signed) Jim Silye

Jim Silye
President

IT IS AN OFFENSE FOR A PERSON TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE SECURITIES ACT OR THIS REGULATION THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

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